UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2010

AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California		91773 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (909) 394-3600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirement of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On May 27, 2010, American States Water Company entered into a Third Amendment to Amended and Restated Credit Agreement dated as of June 3, 2005 among American States Water Company, as Borrower, the Lenders named therein and Wells Fargo Bank, National Association, as Administrative Agent.  The provisions of the Third Amendment are described in Item 2.03.  The Amended and Restated Credit Agreement, as amended, is attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 27, 2010, the Company entered into the Third Amendment to the Amended and Restated Credit Agreement in order to extend the facility to May 27, 2013 from June 3, 2010.  The maximum amount that may be borrowed under this facility was reduced from $115,000,000 to $100,000,000.  The Company may, under the terms of the Amended and Restated Credit Agreement, elect to increase the aggregate bank commitments by up to an additional $40,000,000.  The aggregate effective amount that may be outstanding under letters of credit has been increased to $25,000,000 from $20,000,000.  The rates at which the Company may borrow under this facility have been increased and the lenders have consented to modifications to certain of the covenants in the Amended and Restated Credit Agreement requested by the Company.

Section 5- Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annnual meeting of shareholders was held on May 27, 2010.  The following table presents the voting results of the election of Class II directors at this meeting:

Name	Votes For	Votes Withheld	Abstentions and Broker Non-Votes
Robert F. Kathol	12,191,499	478,099	2,960,526
Gary F. King	12,258,305	411,293	2,960,526
Lloyd E. Ross	12,179,749	489,849	2,960,526

Shareholders approved a performance incentive plan for officers of the Company, which is intended to provide for bonuses that qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, with 14,169,122 shares voting in favor of the plan, 1,099,340 shares voting against the plan and 361,662 shares abstaining from voting on the plan.  Shareholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, with 15,248,900 voting in favor of the appointment, 209,620 shares voting against the appointment and 171,604 shares abstaining from voting on the appointment.

Section 9- Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

The following document is filed as an Exhibit to this report:

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement dated as of June 3, 2005 among American States Water Company, as Borrower, the Lenders named therein and Wells Fargo Bank, National Association, as Administrative Agent, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY

Date: June 2, 2010	/s/ Eva G. Tang
Eva G. Tang
Senior Vice President - Finance,
Chief Financial Officer, Corporate Secretary and
Treasurer